Exhibit 4.3

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                       OF

                SERIES 1999 JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                        CBL & ASSOCIATES PROPERTIES, INC.

                         Pursuant to Section 151 of the

                        Delaware General Corporation Law



                  We, Charles B. Lebovitz, Chairman of the Board and Chief Executive Officer, and John N. Foy, Vice Chairman, Chief Financial Officer and Secretary, of CBL & Associates Properties, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the said Corporation, the said Board of Directors on April 30, 1999, adopted the following resolution creating a series of 6,000 shares of Preferred Stock designated as Series 1999 Junior Participating Preferred Stock:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

                  Section 1. Designation and Amount. The shares of such series of Preferred Stock, par value $.01 per share, shall be designated as "Series 1999 Junior Participating Preferred Stock" (the "Series 1999 Junior Participating Preferred Stock"), and the number of shares constituting such series shall be 6,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series 1999 Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of Series 1999 Junior Participating Preferred Stock.

                  Section 2.  Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series 1999 Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series 1999 Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly distributions payable in cash on the 15th day of April, August, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after first issuance of a share or fraction of a share of Series 1999 Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100.00 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $.01 per share, of the Corporation ("Common Stock"), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 1999 Junior Participating Preferred Stock. In the event the Corporation shall at any time after April 30, 1999 (the "Rights Dividend Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series 1999 Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend on the Series 1999 Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a distribution of $100.00 per share on the Series 1999 Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 1999 Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series 1999 Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date set for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 1999 Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series 1999 Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series 1999 Junior Participating Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series 1999 Junior Participating Preferred

Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series 1999 Junior Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series 1999 Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as set forth herein or as otherwise provided by law, the holders of shares of Series 1999 Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as set forth herein or as otherwise provided by law, holders of Series 1999 Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4.  Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series 1999 Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all such accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 1999 Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to Series 1999 Junior Participating Preferred Stock; or

                           (ii) declare or pay dividends on, or make any other distributions on, any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1999 Junior Participating Preferred Stock, except dividends paid ratably on the Series 1999 Junior Participating Preferred Stock and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled; or

                           (iii) redeem or purchase or otherwise acquire for consideration shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1999 Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series 1999 Junior Participating Preferred Stock; or

                           (iv) redeem or purchase or otherwise acquire for consideration any shares of Series 1999 Junior Participating Preferred Stock, or any shares of capital stock ranking on a parity with the Series 1999 Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph
(A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series 1999 Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6.  Liquidation, Dissolution or Winding Up.

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1999 Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series 1999 Junior Participating Preferred Stock shall have received $1,000,000 per share, plus any unpaid dividends and distributions payable thereon, whether or not declared, to the date of such payment (the "Series 1999 Liquidation Preference"). Following the payment of the full amount of the Series 1999 Liquidation Preference, no additional distributions shall be made to the holders of shares of Series 1999 Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series 1999 Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock distributions and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series 1999 Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series 1999 Junior Participating Preferred Stock and Common Stock, respectively, holders of shares of Series 1999 Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series 1999 Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series 1999 Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity stock in proportion to their respective liquidation preferences. In the event, however, that there are sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any distribution on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series 1999 Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any distribution on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series 1999 Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. Redemption. The shares of Series 1999 Junior Participating Preferred Stock shall not be redeemable.

                  Section 9. Ranking. Notwithstanding anything contained herein to the contrary, the Series 1999 Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

                  Section 10. Amendment. The Corporation's Certificate of Incorporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series 1999 Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series 1999 Junior Participating Preferred Stock, voting separately as a class.

                  Section 11. Fractional Shares. Series 1999 Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends and other distributions, participate in dividends and other distributions, and to have the benefit of all other rights of holders of Series 1999 Junior Participating Preferred Stock.

                  Section 12. Restrictions on Ownership and Transfer. The beneficial ownership and transfer of the Series 1999 Junior Participating Preferred Stock shall in all respects be subject to the applicable provisions of
Article IV of the Certificate of Incorporation.

                  IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 30th day of April 1999.



                            CBL & ASSOCIATES PROPERTIES, INC.



                            /s/ Charles B. Lebovitz
                            -------------------------------
                            Charles B. Lebovitz
                            Chairman of the Board and
                            Chief Executive Officer



                            /s/ John N. Foy
                            -------------------------------
                            John N. Foy
                            Vice Chairman, Chief Financial
                            Officer and Secretary